Exhibit 10.2

AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 1, dated as of December 6, 2004, to the Registration Rights Agreement, dated October 5, 2004 (the “Registration Rights Agreement”), between American Tower Corporation, a corporation organized under the laws of Delaware (the “Company”), and Credit Suisse First Boston LLC, as representative of the purchasers referenced therein. Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Registration Rights Agreement.

RECITALS

WHEREAS, the Company entered into the Registration Rights Agreement in connection with the issuance of its 7.125% Senior Notes Due 2012 on October 5, 2004;

WHEREAS, the Company has issued, on the date hereof, an additional amount of its 7.125% Senior Notes Due 2012 (the “Additional Securities”) upon the terms set forth in a purchase agreement dated November 29, 2004;

WHEREAS, the Company desires to amend the Registration Rights Agreement to clarify the definition of “Transfer Restricted Securities” and “Shelf Registration Period” following the issuance of the Additional Securities; and

WHEREAS, the Company has duly authorized the execution of this Amendment No. 1 to the Registration Rights Agreement.

NOW, THEREFORE, the Company amends the Registration Rights Agreement as follows:

Section 1. Incorporation of the Registration Rights Agreement. Except as specifically amended hereby, the terms and conditions of the Registration Rights Agreement remain in full force and effect as if fully rewritten herein.

Section 2. Section 1 of the Registration Rights Agreement. Section 1 of the Registration Rights Agreement is hereby amended to replace the defined term “Transfer Restricted Securities” in its entirety with the following:

“Transfer Restricted Securities” shall mean each Security and New Security until, (i) in the case of any Security exchanged by a person other than a Broker-Dealer for a freely transferable New Security in the Registered Exchange Offer, the date on which such Security is exchanged, (ii) in the case of any New Security held by a Broker-Dealer, following the exchange by such Broker-Dealer in the Registered Exchange Offer of a Security for such New Security, the date on which such New Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) in the case of any Security or New Security that has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, the date of such disposition, or (iv) in the case of any Security or New Security that is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act, the date on which such Security or New Security is distributed or is saleable, as the case may be, provided that for purposes of this clause (iv), the Securities are deemed to have been issued by the Company on December 6, 2004.

Section 3. Section 3(a)(ii) of the Registration Rights Agreement. Section 3(a)(ii) of the Registration Rights Agreement is hereby amended and replaced in its entirety with the following:

“The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of: (i) such date as all the Securities covered by the Shelf Registration Statement have been sold, or (ii) the date on which all of the Securities held by persons that are not Affiliates of the Company may be resold without registration pursuant to Rule 144(k) under the Act (such period being called the “Shelf Registration Period”). For purposes of determining the Shelf Registration Period, the Securities shall be deemed to have been issued on December 6, 2004. The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (A) such action is required by applicable law; or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, a merger or financing so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.”

Section 4. Effectiveness. This Amendment No. 1 shall become effective as of the date first written above.

Section 5. Effect of Amendment No. 1. This Amendment No. 1 amends the Registration Rights Agreement and shall be a part, and subject to, all the terms thereof.

Section 6. Headings. The Section references herein are for convenience of reference only and shall not affect construction hereof.

Section 7. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

Very truly yours,

AMERICAN TOWER CORPORATION

By:	/s/ Bradley E. Singer
Name:	Bradley E. Singer
Title:	Chief Financial Officer and Treasurer

Dated: December 6, 2004